Exhibit 99.1

Workhorse Group Appoints Engineering Veteran and EV Industry
Expert Rob Willison, PhD, as Chief Operating Officer

Willison to Lead Company’s Transition into Production and Will Be Focused on Ensuring Quality, Profitable Manufacturing at Scale

CINCINNATI, OH -- February 19, 2019 --  Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse”), an American technology company focused on providing sustainable and cost-effective electric-mobility solutions to the transportation sector, has appointed former company Director of Research and Development Robert Willison, PhD, to the position of Chief Operating Officer (COO). Willison’s appointment follows the recently announced promotion of Duane Hughes to Workhorse Chief Executive Officer (CEO).

Willison returns to Workhorse after serving as Director of Fleet Technology at Sysco Corporation, where he managed the coordination, design and project management of Sysco’s electric “trailer of the future.” In his former position as Director of Research and Development at Workhorse, Willison was responsible for various electric vehicle programs and systems, including the company’s work with the United States Postal Service (USPS) on the Next Generation Postal Vehicle, as well as the company’s NGEN composite-body electric delivery truck. The majority of Willison’s work centered on commercialization of prototypes to production vehicles, and he has extensive experience working with new technologies and integrating them into final-product vehicles.

Prior to his time at Workhorse, Willison was Partner and Chief Technology Officer (CTO) at Ray Technology, and before that, he was Director of International Operations and New Business Development at PDi Communication Systems. Willison also previously held senior management positions at Hughes Aircraft and Texas Instruments.

“Having served as Rob’s predecessor, I am acutely aware of the demands of the COO position as well as Workhorse’s needs for the role going forward,” said company CEO Duane Hughes. “Having also worked closely with Rob in the past, I am convinced of his ability to get that job done. He possesses a unique blend of technical capabilities, people skills and leadership experience, all of which will serve him well in this position. As our company continues its transition from development phase into large-scale production, Rob and his team will be focused on our core business in last mile delivery. More specifically, Rob’s main directive, and the chief emphasis of our company for the foreseeable future, is the manufacturing and delivery of NGEN electric delivery trucks profitably to fulfill the sizeable number of purchase orders currently making up our backlog.”

Willison added: “I look forward to taking on another senior position at Workhorse as well as playing a major role in its current evolution into a major production enterprise. Coming into this position already with a deep understanding of Workhorse, its technological capabilities, and its customer and vendor relationships will allow me to hit the ground running. We’re going to be focused on what we do best: trucks. My broad industry experience has provided me with the ability to help various companies create innovative products in a reliable and high-quality manner, and at Workhorse, I plan to do the same. In the process, we hope to further our mission of transforming the future of last-mile delivery.”

Willison earned a BSME, MSME, and PhD in Aero-Mechanical engineering, specializing in mechanics, robotics and spacecraft design at West Virginia University, where he was also a NASA Fellow. He holds a multi-engine, instrument-rated pilot certificate, and graduated from Sinclair College in Dayton, Ohio with an Airframe and Powerplant certificate. Willison was also the Chair of the Electromechanical Engineering technology department at Sinclair Community College and has taught engineering at University of Cincinnati as an adjunct Professor.

About Workhorse Group Inc.

Workhorse is a technology company focused on providing electric mobility solutions to the transportation sector. As an American original equipment manufacturer, we design and build high performance battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information, visit www.workhorse.com.

Workhorse Safe Harbor Statement

This release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Matt Glover and Tom Colton

Liolios

949-574-3860

WKHS@liolios.com